  Exhibit 99.2

Cellular Biomedicine Group (CBMG) Hosts R&D Showcase and Provides Updates to Clinical Programs

GAITHERSBURG, MD and SHANGHAI, China, July 13, 2020 – Cellular Biomedicine Group, Inc. (Nasdaq: CBMG) (“CBMG” or the “Company”), a biopharmaceutical firm engaged in the drug development of immunotherapies for cancer and stem cell therapies for degenerative diseases, provided an overview and update of clinical and pre-clinical programs currently being researched and developed.

The Company is currently conducting the following studies:

Immuno-oncology
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Anti-BCMA CAR targeting Multiple Myeloma (MM)
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Anti-CD19/CD20 BiCAR targeting NHL
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AFP TCR-T targeting hepatocellular carcinoma (HCC)
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TIL1 (combo w/ anti-PD-1) targeting non-small cell lung cancer (NSCLC) – Pre-clinical

Anti-BCMA CAR, Anti-CD19/CD20 BiCAR, and TCR clinical studies up to date are conducted through IIT (investigator-initiated trial).

Regenerative - Human Adipose Mesenchymal Progenitor Cells (haMPC)
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ReJoin® Autologous therapy for Knee Osteoarthritis (KOA) – Phase II
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AlloJoin® Allogenic therapy for KOA – Phase II

AlloJoin® and Re-Join® were both approved for Phase 2 clinical trial by the Center for Drug Evaluation (CDE) in 2019.

The presentation included an overview from CEO and CFO, Tony (Bizuo) Liu, an update on the clinical pipelines by CSO Dr. Yihong Yao and Head of Development & Strategy Dr. Michael Humphries.

“We are pleased to provide an overview of the development work we are undertaking at CBMG. Our goal is to showcase the various technology platforms and the current status of each of those platforms. We are cautiously optimistic about our targets, but our optimism has been bolstered by the preliminary outcomes of the clinical data thus far,” said Tony (Bizuo) Liu, CEO and CFO of CBMG. Mr. Liu added “The COVID-19 pandemic has delayed enrollment and infusion of clinical trial patients, however we believe that we are now back to full capacity and continue to execute our vision to deliver safe and effective drugs to patients suffering from cancer and degenerative diseases.”

A copy of the presentation and transcript will be available on the Company website at: https://www.cellbiomedgroup.com/investor-relations/presentations?lang=en

About Cellular Biomedicine Group, Inc.
Cellular Biomedicine Group, Inc. (Nasdaq: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. The company conducts immuno-oncology and stem cell clinical trials in China using products from its integrated GMP laboratory. The Company’s GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. Its Shanghai facility includes a “Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific. These partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China. The China NMPA (formerly CFDA) approved the Company’s IND application for a Phase II trial for AlloJoin®, CBMG’s “Off-the-Shelf” allogenic haMPC therapy for the treatment of Knee Osteoarthritis (KOA), and has accepted the Company’s IND application for a Phase II trial for ReJoin® autologous haMPC therapy for the treatment of KOA. The NMPA has also accepted CBMG’s dossier for an IND application for clinical trials of anti-BCMA CAR-T. CBMG is included in the broad-market Russell 3000® Index the small-cap Russell 2000® Index and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements
Statements in this press release relating to plans, strategies, specific activities, and other statements that are not descriptions of historical facts, including our statements regarding enrollment of clinical trial patients and expectations relating to the development, safety and efficacy of our drugs, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include any risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including risks relating to the impact of the COVID-19 pandemic on our operations, including risks associated with the evolving COVID-19 pandemic and actions taken in response to it. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “could,” “expect,” “plans,” “intend,” “estimate,” “projects,” “presents,” “potential,” “continue” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. These statements reflect our current views with respect to future events or to our future activities and involve known and unknown risks, uncertainties and other factors which may cause our actual activities, actions or achievements to be materially different from any future activities, actions or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Company/Investor Contact:
Derrick C. Li
Head of Strategy and Investor Relations, CBMG
Phone: 917-717-0994
Email: derrick.li@cellbiomedgroup.com